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                                                                   EXHIBIT 10.52









                                 AMR CORPORATION

                          1987 EXECUTIVE DEFERRAL PLAN

                            (AS AMENDED THROUGH 1999)



                              MASTER PLAN DOCUMENT

                                 JANUARY 1, 1987



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                                TABLE OF CONTENTS

     Article                                                        Subject
-------------------          ---------------------------------------------------------------------------------------

        1                    Definitions

        2                    Eligibility

        3                    Deferral Commitments

        4                    Effect on Other Benefits

        5                    Establishment of Account/Crediting of Interest

        6                    Benefit

        7                    Survivor Benefits

        8                    Termination of Employment

        9                    Beneficiary

        10                   Leave of Absence

        11                   Employer Liability

        12                   No Guarantee of Continuing Employment

        13                   Termination, Amendment or Modification of Plan

        14                   Restriction on Alienation of Benefits

        15                   Early Withdrawal

        16                   Administration of the Plan

        17                   Miscellaneous

        18                   Trust



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                          1987 EXECUTIVE DEFERRAL PLAN
                                       OF
                                 AMR CORPORATION

                                     PURPOSE

            The purpose of this Plan is to provide specified benefits to key employees who contribute materially to the growth, development and business success of AMR Corporation and its subsidiaries.

            The Plan is intended to be a "top hat plan" within the meaning of sections 201((2), 301(a)(3) and 401(a)(2) of the Employee Retirement Income Security Act of 1974, as amended, and accordingly, all terms hereof shall be construed in a manner consistent with such provisions.

                                    ARTICLE 1
                                   DEFINITIONS

            For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

            1.1 ACCOUNT BALANCE shall consist of Deferrals and the earnings credited thereon pursuant to Article 5, less any withdrawals.

            1.2 AGREEMENT shall mean the form of written agreement entered into by and between an Employer and a Participant with respect to the Plan. Each Agreement executed by a Participant shall provide within the context of the Master Plan Document for the Benefit to which such Participant is entitled under the Plan.

            1.3  ANNIVERSARY DATE shall be the last day of a Plan year.

            1.4  BENEFIT shall mean the amount paid under the Plan.

            1.5 BENEFICIARY shall mean the person of persons or the estate of Participant named (pursuant to Article 10) to receive any benefits under this Plan upon the death of a Participant.

            1.6 COMMITTEE shall mean the committee appointed to manage and administer the Plan in accordance with the provisions of this Master Plan Document.

            1.7 COMPANY shall mean AMR Corporation, its subsidiaries and the successors of each.

            1.8 COVERED COMPENSATION shall mean that portion of a Participant's Gross Salary, Performance Return(s), Performance Share(s), and Incentive(s) eligible for Deferral.

            1.9 DEFERRAL(S) shall mean the amount or amounts of Covered Compensation that a Participant elects to defer pursuant to the Plan.

            1.10 DISTRIBUTION DATE shall mean the date that the Participant chose in the Agreement to begin receiving the Benefit.

            1.11 EFFECTIVE DATE shall be January 1, 1987.

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            1.12 EMPLOYER shall mean the Company or subsidiary having one or more Executives.

            1.13 EXECUTIVE shall mean any person in the regular full-time employment of the Company or any of its subsidiaries (as determined by the then existing personnel policies and practices of the Company or affiliate or subsidiary) who has been determined by the Committee to be eligible for participation in the Plan.

            1.14 GROSS SALARY will mean the yearly salary and commissions paid to an Executive, excluding, Incentive(s), overtime, and non-monetary awards, for employment services to the Employer.

            1.15 INCENTIVE(S) shall mean payment pursuant to any incentive, commission, profit sharing, or other bonus payment plan sponsored by the Employer.

            1.16 MASTER PLAN DOCUMENT is this document setting forth the provisions of the Plan.

            1.17 PARTICIPANT shall mean any Executive who elects to participate in the Plan, signs an Agreement and is accepted into the Plan.

            1.18 PERFORMANCE RETURN(S) shall be the proceeds that the Participant could receive during a Plan Year as a Performance Return on Career Equity pursuant to the Participant's career equity contract.

            1.19 PERFORMANCE SHARE(S) shall be the cash equivalent proceeds that the Participant could receive during a Plan Year pursuant to the Performance Share Program.

            1.20 PLAN shall mean this 1987 Executive Deferral Plan of AMR Corporation, which shall be evidenced by this Master Plan Document and by each Agreement.

            1.21 PLAN YEAR shall begin on January 1 of each year.

            1.22 RETIREMENT shall mean achievement of retiree status with the Employer (as determined by the then existing personnel policies of the Employer).

            1.23 TERMINATION OF EMPLOYMENT or TERMINATION shall mean the ceasing of employment, voluntarily or involuntarily, excluding Retirement or death.

                                    ARTICLE 2
                                   ELIGIBILITY

            2.1 The Committee shall have the sole discretion to determine those individuals who are eligible to become Participants in the Plan.

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            2.2 To become a Participant, the Executive shall complete, execute, and return to the Committee an Agreement and comply with any further conditions as many be established by the Committee.

                                    ARTICLE 3
                              DEFERRAL COMMITMENTS

            3.1 Elections to defer Covered Compensation must be made and received by the Committee by September 15 of the Plan Year prior to the Plan Year in which the Deferral will actually begin.

            3.2 The minimum annual Deferral shall be: either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Gross Salary; either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Incentives; either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Performance Returns; or either one hundred percent (100%) of, or a minimum of five thousand dollars ($5,000) from, Performance Shares.

            3.3 The maximum annual Deferral shall be 100% of Covered Compensation per Plan Year, excluding FICA and other deductions required by law.

            3.4 Deferrals from the Participant's Gross Salary shall be deducted in equal amounts for each pay period during the Plan Year.

            3.5 Deferrals from the Participant's Incentives, Performance Returns, or Performance Shares shall be deducted at the time of the Incentive payment, Performance Return, or Performance Share payment.

            3.6 A Participant shall be fully vested in his or her Account Balance at all times.

            3.7 The minimum Deferral period is two (2) years.

                                    ARTICLE 4
                            EFFECT ON OTHER BENEFITS

            4.1 Deferrals shall not reduce benefits from any other employee benefit plan of the Employer that is based on a Participant's Gross Salary, except that Deferrals shall not constitute compensation for purposes of calculating pension benefits or allowable deductions under the Employer's section 401(k) plan (the $uper $aver Plan) unless and until distributed. This includes, but is not limited to, life insurance and disability benefits.

                                    ARTICLE 5
                ESTABLISHING OF ACCOUNT AND CREDITING OF EARNINGS

            5.1 The Employer shall establish on its books an account for each Participant in the Plan.

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            5.2 Each such account shall constitute only a bookkeeping entry by the Employer for purposes of facilitating the computation of Benefits.

            5.3 Account Balances shall be adjusted monthly as though they were invested pursuant to the Participant's direction under rules established by the Committee among the investment funds chosen by the Committee. The earnings rate for a partial month shall be prorated.

                                    ARTICLE 6
                                 BENEFIT PAYMENT

            6.1 Subject to Section 6.5, the Employer will pay the Benefit from the Participant's Account Balance beginning on the Distribution Date time and in the manner specified by the Participant in the Agreement.

            6.2 If the Participant has failed to specify the manner in which the Benefit shall be distributed, payment of the Benefit shall be in a lump sum as soon as is administratively feasible following Termination of Employment or Retirement.

            6.3 The unpaid Account Balance will be adjusted monthly pursuant to
Section 5.3.

            6.4 The Employer shall withhold from payments made under this Plan any taxes required to be withheld from a Participant's wages for Federal, state, or local government.

            6.5 The Participant may elect to extend the Distribution Date by notifying the Committee in writing at least one (1) year plus one (1) day prior to the initially selected Distribution Date. The Participant may elect to extend the Distribution Date a maximum of two (2) times for each Deferral.

                                    ARTICLE 7
                                SURVIVOR BENEFITS

            7.1 If the Participant dies prior to (i) the commencement of benefits (as contemplated under Article 6) or (ii) the payment in full of the amount in the Participant's Account Balance, the Account Balance as of the Participant's death shall be paid to the Beneficiary.

            7.2 The Participant may request the mode of payment of the foregoing benefit in the Agreement, which the Committee, in its sole discretion, may authorize.

            7.3 Benefits will be paid in the same manner as in Section 6.2, 6.3, and 6.4.

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                                    ARTICLE 8
                            TERMINATION OF EMPLOYMENT

            8.1 Upon a Termination of Employment, the Participant will be entitled to a Benefit at the time and in the manner specified by the Participant in the election form. Account Balances will continue to be adjusted pursuant to
Section 5.3.

                                    ARTICLE 9
                                   BENEFICIARY

            9.1 All payments made by the Employer under the Plan shall be made to the Participant during the Participant's lifetime.

            9.2 A Participant shall designate a Beneficiary to receive benefits under the Plan by completing the appropriate form as designated by the Committee.

            9.3 A Participant shall have the right at any time to change the Beneficiary by submitting to the Committee a Change of Beneficiary Notice in the form prescribed by the Committee.

            9.4 Each Change of Beneficiary Notice shall be in writing and shall be effective when received by the Employer. The Employer shall acknowledge in writing receipt of each Change of Beneficiary Notice.

            9.5 Each Change of Beneficiary Notice shall automatically revoke and supersede any prior Beneficiary designation, if any.

            9.6 Any payment made by the Employer in accordance with this Plan shall fully discharge the Employer from all further obligations with respect to the amount of such payment.

            9.7 If no Beneficiary designation is in effect at the time of the Participant's death or if the named Beneficiary has predeceased the Participant, then the Beneficiary (ies) shall be: (1) the surviving spouse, (2) if there is no surviving spouse, then the Participant's issue per stirpes, or (3) if no such issue survive the Participant, then the Participant's estate.

                                   ARTICLE 10
                                LEAVE OF ABSENCE

            10.1 If a Participant is authorized by the Company for any reason to take a PAID Leave of Absence, the Deferral commitments shall remain in full force and effect.

            10.2 If a Participant takes an UNPAID Leave of Absence from the employment of the Company, the Deferral commitments shall be suspended until the Leave of Absence ends and the Participant's paid status resumes.

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                                   ARTICLE 11
                               EMPLOYER LIABILITY

            11.1 Benefits to a Participant shall be paid exclusively from the general assets of the Employer.

            11.2 The right of the Participant to Benefits shall be no greater than that of an unsecured general creditor, except as otherwise provided by law.

            11.3 The Employer shall have no obligation to a Participant under the Plan, except as provided in the Master Plan Document.

            11.4 The Participant must cooperate with the Employer in furnishing all information requested by the Employer in order to facilitate the payment of Benefits.

                                   ARTICLE 12
                      NO GUARANTEE OF CONTINUING EMPLOYMENT

            12.1 Nothing herein shall constitute a contract of continuing employment between the Employer and the Participant.

                                   ARTICLE 13
                 TERMINATION, AMENDMENT OR MODIFICATION OF PLAN

            13.1 The Employer reserves the right to terminate this Plan. In the event of Employer-instigated Plan termination, the Participants will receive their Account Balances as of the date of termination. The mode of payment shall be determined by the Committee.

            13.2 Termination of this Plan shall not terminate the rights of a Participant or a Beneficiary to continue to receive any Benefits under this Plan to which they have become entitled prior to its termination.

                                   ARTICLE 14
                      RESTRICTION ON ALIENATION OF BENEFITS

            14.1 No right or benefit under the Plan shall be subject to alienation, sale, transfer, pledge, assignment or encumbrance by a Participant, a Beneficiary or other person except as may be required by law.

                                   ARTICLE 15
                                EARLY WITHDRAWAL

            15.1 No withdrawal for hardship is contemplated by this Plan. However, the Committee, in its sole discretion, may consider and grant a request for hardship withdrawal upon terms which the Committee may deem fair and equitable. A hardship for these purposes shall mean a severe financial hardship to the Participant resulting from extraordinary circumstances beyond the control of the Participant.

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            15.2 A Participant may, upon 30 days' prior written notice to the
Committee, elect to receive all or a portion of his or her Account Balance, in which case the Committee shall promptly after the 30-day period pay to the Participant 90% of the portion of the Account Balance that the Participant has elected to receive. The remaining 10% of the elected portion of the Account Balance shall be canceled and the Company shall have no further obligation with respect thereto. If the Participant elects an immediate pay-out pursuant to this
Section 15.2, the Participant may not make further Deferrals in this Plan for a period of two-years thereafter. The Participant is not eligible to make further Deferrals in this Plan again if the Participant elects a withdrawal pursuant to this Section 15.2 more than once. Notwithstanding anything else in this Plan to the contrary, in the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, other act, whether similar or dissimilar, beyond the control of the Company (each a "Force Majeure Event"), which Force Majeure Event affects the Company or its subsidiaries, the Board of Directors of the Company, at its sole discretion, may (i) terminate this Section 15.2 or (ii) suspend, delay, defer or substitute (for such period of time as the Board may deem necessary) any payments due by operation of this Section 15.2.

                                   ARTICLE 16
                           ADMINISTRATION OF THE PLAN

            16.1 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee. The number of Committee members shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Employer; provided, however, that no member of the Committee shall be allowed to participate in decisions regarding his own eligibility or benefits under the Plan.

            16.2 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under the Plan.

            16.3 The Committee may employ such consultants, advisors and managers as it deems necessary or useful in carrying out its duties.

            16.4 No member of the Committee shall be liable for any act or omission on such Committee member's own part, excepting willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of membership on the Committee, with the exception of expenses and liabilities arising out of willful misconduct.

            16.5 To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all

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Participants, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require.

            16.6 The Committee shall have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that set forth in the Participant's Agreement.

            16.7 The Company reserves the right to amend this Plan as it deems appropriate for future deferral years.

            16.8 Dispute Resolution Procedure:

                 (a) Notice of Denial of Claim. When a Participant's claim for benefits under this Plan has been denied, the Committee shall provide notice to the Participant in writing of the denial within 90 days after the submission of the claim. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

                     (i)    the specific reason or reasons for denial;

                     (ii) specific references to the pertinent Plan provisions on which the denial is based;

                     (iii) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

                     (iv) an explanation of the Plan's claim review procedures.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefore shall be furnished to the claimant before the end of the initial 90-day period. In no event shall this extension exceed 90 days.

                 (b) Appeal of Denied Claim. In the event a claim for benefits under the Plan is denied or if the applicant has had no response to such claim within 90 days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to his Employer within 60 days of the receipt of written notice of the denial or 60 days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

                     (i) may request in writing that his Employer review the denial;

                     (ii)   may review pertinent documents; and

                     (iii)  may submit issues and comments in writing.

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The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of this Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be denied on review

                                   ARTICLE 17
                                  MISCELLANEOUS

            17.1 Any notice given under the Plan shall be in writing and shall be mailed or delivered to: American Airlines, Inc., Executive Compensation and Benefits, Mail Drop 5131 HDQ, P . O. Box 619616, DFW Airport, TX 75261-9616.

            17.2 The Plan shall be binding upon the Employer and its respective successors or assigns and upon a Participant, Participant's Beneficiary, assigns, heirs, executors and administrators.

            17.3 The Plan and Plan Agreement shall be governed by and construed under the Laws of the State of Texas.

            17.4 Headings in the Master Plan Document are inserted for convenience of reference only. In the event of any conflict between such headings and the text, the text shall govern.

            17.5 Masculine pronouns, however used, shall include feminine pronouns and when the context dictates, the singular shall include the plural.

                                   ARTICLE 18
                                      TRUST

            18.1 To assist in the payment of Benefits following a Change in Control or Potential Change in Control (each as defined in the 1999 Long-Term Incentive Plan (or its successors) of AMR Corporation ("AMR") with respect to AMR, the Board of Directors of AMR or its General Counsel or its Corporate Secretary may establish a trust.

            18.2 The trust which may be established pursuant to Section 18.1 will be: i) with a nationally recognized banking institution with experience in serving as a trustee for such matters, ii) pursuant to such documentation as recommended by outside counsel to AMR, and iii) funded so as to enable the trust to pay the Benefits contemplated under the Plan as may be determined by AMR's independent compensation consultant. In addition, AMR's Board of Directors, its General Counsel or its Corporate Secretary, may take those additional actions deemed reasonably necessary to accomplish the stated purpose of Section 18.1.

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IN WITNESS WHEREOF the Employer has signed this Plan this ___ day of __________,
1999.

                                              AMR CORPORATION


                                       By:
                                          --------------------------------------
                                              C.D.  MarLett

                                       Title: Corporate Secretary

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